UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 13, 2018

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55334	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(Address of principal executive offices and zip code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined  in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

COHBAR, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

On April 13, 2018, CohBar, Inc. (“CohBar” or the “Company”) entered into Note and Warrant Purchase Agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”) pursuant to which the Company issued to the Investors $1,760,000 aggregate principal amount of its 8% Unsecured Promissory Notes Due 2021 (the “Notes”). The Notes were issued together with warrants to purchase up to an aggregate of 352,000 shares of the Company’s common stock (the “Warrants”). The Notes and Warrants represent the second and final tranche of a private offering of Notes and Warrants. The Company previously announced the first tranche closing, on March 29, 2018, in which it issued $2,142,500 aggregate original principal amount of Notes, together with Warrants to purchase 428,500 shares of common stock.

The Notes bear interest at the rate of 8% per annum. All outstanding principal and accrued interest on the Notes will become due and payable on March 29, 2021. The Company’s obligations under the Notes may be prepaid at any time. During the term of the Notes, the Company shall not, without the prior written consent of each Noteholder, enter into a debt obligation senior in right of payment to the Company’s obligations under the Notes. Provided that the Company’s common stock is not then listed on the TSX Venture Exchange, a Noteholder may elect to cancel all or a portion of the unpaid principal and interest outstanding thereunder as payment of an equivalent amount due to the Company in connection with (i) the exercise by the Noteholder of any warrant to purchase the Company’s common stock and/or (ii) the purchase of securities issued by the Company in a future financing transaction in which the Noteholder participates.

The Warrants may be exercised at any time prior to March 29, 2021; provided, however, that if a Note is repaid prior to March 29, 2019, then the expiry date of the related Warrant is subject to acceleration. The exercise price of the Warrants, $5.30 per share, is payable in cash or via cancellation of indebtedness outstanding under the Notes as described above. The Warrants are non-transferable.

The issuance and sale of the Notes and Warrants was completed pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

On April 13, 2018, the Company issued a press release regarding the transactions described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	CohBar, Inc. press release dated April 13, 2018

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.
(Registrant)

April 13, 2018	By:	/s/ Jeffrey F. Biunno
(Date)		Jeffrey F. Biunno Chief Financial Officer

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